                                                                 Exhibit 10.87

                 AMENDMENT NO. 3 TO LOAN AND SECURITY AGREEMENT


                  This Amendment No. 3 (the "Amendment") dated as of March 30, 1999 to Loan and Security Agreement by and between THE CIT GROUP/EQUIPMENT FINANCING, INC. ("Lender"), and Lexington Precision Corporation ("LPC").

                  WHEREAS, Lender and LPC are parties to a Loan and Security Agreement dated as of March 19, 1997 (the "Loan and Security Agreement"), including Rider A thereto, as amended (collectively, the "Agreement").

                  WHEREAS, LPC and Lender desire to amend the Agreement as provided herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

                  1. Capitalized terms used herein, unless otherwise defined herein, shall have the meaning ascribed thereto in the Agreement.

                  2. The Loan and Security Agreement is hereby amended as follows:

                  (a) The last sentence of Section 2 is amended by deleting therein the words "first priority."

                  (b) Section 3(e) is amended by deleting therein the words "first priority."

                  (c) Section 4(h) is amended to read in its entirety as follows: "(h) on each Closing Date, Debtor shall have good and marketable title to the Equipment being financed on such date and CIT shall have a perfected first Lien on the Priority Equipment being financed and a perfected Lien on the Equipment being financed."

                  (d) Section 5(a)(viii) is amended by deleting therein the word "Collateral" and replacing it with "the Priority Equipment and Priority Proceeds and a perfected security interest in the Collateral."

                  (e) Section 5(b)(ii) is amended by deleting therein the word "subordinate."

                  (f) Section 5(b)(vi) is amended by deleting therein the words "first priority."

                  3. (a) Section 1 of Rider A to the Agreement is hereby amended to add the following: definitions:

                  "PRIORITY EQUIPMENT": (i) any and all items of equipment which are listed on Supplements, all accessions, attachments and replacement parts thereto (other than any items removed from equipment not listed on a Supplement comprising part of the Congress Collateral (as defined in the Congress Subordination Agreement), and

         (iii) all replacements for the equipment, accessions and attachments described in clauses (i) and (ii) above that are purchased with Priority Proceeds.

                  "PRIORITY PROCEEDS": all proceeds of the Priority Equipment, including all amounts payable under any casualty insurance policy for damage to or destruction of any Priority Equipment, but excluding any such proceeds or amounts deposited in or transferred to any of the blocked accounts or other collateral proceeds accounts maintained under the Credit Agreement (as such term is defined in the Congress Subordination Agreement) that have not been claimed by CIT within a period of 60 days following the date of such deposit or transfer.

                  "CONGRESS SUBORDINATION AGREEMENT": the Subordination Agreement dated as of March 19, 1997 between CIT and Congress, as amended, modified or supplemented.

                  4. Section 2 of Rider A to the Agreement is hereby amended in its entirety to read as follows:

                  2. LOAN AND COMMITMENT. The aggregate principal amount of all Loans shall not exceed the lesser of (a) $7,200,000 and (b) 100% of the Cost of new items of Equipment and 90% of the Cost of used items of Equipment. Each Loan shall be in a principal amount of not less than $300,000, and CIT shall not make more than six (6) Loans. Each Loan shall be amortized in sixty (60) level payments of principal. Interest on the unpaid principal balance shall be payable at the rate specified in the Notes. Interest shall be payable monthly on the first day of each calendar month commencing with the second calendar month after the day the Loan is made. CIT's Commitment shall terminate on December 31, 1999. The proceeds of each Loan shall be to finance the purchase of, or reimburse Debtor for the cost of, the Equipment.

                  5. Except as specifically amended herein, the Agreement remains in effect in accordance with its terms.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first written above.

                                    THE CIT GROUP/EQUIPMENT FINANCING, INC.



                                    By:       Herb Ballard
                                       ----------------------------------
                                    Title:    Senior Credit Analyst
                                          -------------------------------

                                    LEXINGTON PRECISION CORPORATION



                                    By:       Warren Delano
                                       ----------------------------------
                                    Title:     President
                                          -------------------------------